Exhibit 23.2


                                    CONSENT OF
                              INDEPENDENT AUDITORS

G. BRAD BECKSTEAD
-----------------
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                               425.928.2877 efax

February 25, 2003

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

I have issued my report dated March 25, 2002 accompanying the financials statements of Brands Shopping Network, Inc. on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of Brands Shopping Network, Inc. on Form
S-8  (File  No.  000-32473,  filed  on  or  about  February  25,  2003).

Signed,



G. Brad Beckstead, CPA